Filed Pursuant to Rule 424(b)(5)

Registration No. 333-234525

prospectus supplement

(To prospectus dated May 7, 2020)

2,200,000 Shares

HyreCar Inc.

Common Stock

We are offering 2,200,000 shares of our common stock, at a public offering price of $11.75 per share. Our common stock is listed on the Nasdaq Capital Market under the symbol “HYRE.” On February 3, 2021, the last reported sale price of our common stock as reported on the Nasdaq Capital Market was $15.62.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and, as such, have elected to comply with certain reduced public company reporting requirements for future filings. See “Prospectus Supplement Summary—Implications of Being an Emerging Growth Company.”

Investing in our common stock involves significant risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement and in our filings with the Securities and Exchange Commission that are incorporated by reference in this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$11.75	$25,850,000
Underwriting discounts(1)	$0.705	$1,551,000
Proceeds, before expenses, to us	$11.405	$24,299,000

(1)	The Company has agreed to reimburse the underwriters for certain expenses. See “Underwriting” beginning on page S-22 of this prospectus supplement.

We have granted the underwriters the right to purchase up to an additional 330,000 shares of common stock. The underwriters may exercise this right at any time within 30 days after the date of this prospectus supplement.

The underwriters expect to deliver the shares of common stock to purchasers on or about February 8, 2021.

Joint Book-Running Managers

Lake Street	Northland Capital Markets

The date of this prospectus supplement is February 4, 2021.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this common stock offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We and the underwriters have not authorized anyone to provide you with any information other than that contained in this prospectus supplement and the accompanying prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We and the underwriters take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus supplement and in the accompanying prospectus.

For investors outside the United States: We and the underwriters have not done anything that would permit this offering or possession or distribution of this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States.

Industry and Market Data

Certain industry data and market data included in this prospectus supplement and the accompanying prospectus were obtained from independent third-party surveys, market research, publicly available information, reports of governmental agencies and industry publications and surveys. All of management’s estimates presented herein are based upon management’s review of independent third-party surveys and industry publications prepared by a number of sources and other publicly available information. All of the market data used in this prospectus supplement and the accompanying prospectus involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We believe that the information from these industry publications and surveys included in this prospectus supplement and the accompanying prospectus is reliable. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

Trademarks

This prospectus supplement and the accompanying prospectus contain references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus supplement and the accompanying prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by any other companies

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information from this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. It does not contain all of the information that may be important to you. We encourage you to carefully read this entire prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein or therein, especially the “Risk Factors” section on page S-8 and the “Risk Factors” section in each of our Annual Report on Form 10-K for the year ended December 31, 2019, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, and other documents that are incorporated by reference before making an investment decision. Unless the context otherwise requires, when we refer to “HyreCar,” “we,” “our,” “us” and the “Company” in this prospectus supplement, we mean HyreCar, Inc. and its subsidiaries on a consolidated basis. References to “you” refer to a prospective investor.

Overview

HyreCar Inc. (the “Company”) was incorporated in the State of Delaware on November 24, 2014. Our founders identified the need for a car-sharing marketplace for individuals who wanted to drive for ride-sharing companies such as Uber Technologies Inc. (“Uber”) and Lyft, Inc. (“Lyft”), but whose automobiles could not meet the standards imposed by the ride-sharing companies. For example, Uber maintains strict guidelines regarding the types of cars a driver can use. Although guidelines relating to cars can differ by state, in general the use of two door coupes, motorcycles and cars that are 12 years or older are excluded. Our founders, before deciding to purchase qualifying sedans that met Uber’s strict guidelines, first inquired as to whether there were any rental options available from Uber that would allow them to drive for the ride-sharing platform. To their surprise, there were no rental options available, other than a shadow industry of individuals renting cars to one another.

HyreCar is a unique peer-to-peer car-sharing marketplace that allows car owners (collectively, “Owners”) to rent their idle cars to ride-sharing or delivery service drivers (collectively, “Drivers”). By sourcing vehicles from Owners, part-time Drivers may easily enter and exit the market and our business model allows us to satisfy fluctuating transportation demand in cities around the United States by matching Owners and Drivers.

Our business is based on a proprietary car-sharing marketplace developed to (i) onboard Owners and Drivers, (ii) facilitate the matching of Owners and Drivers and (iii) log rental activity for Owners and Drivers. All transactions related to the rental (including, but not limited to, background checks, rentals, deposits and insurance costs) are run securely through the HyreCar platform. Drivers and Owners access their rental or car dashboards through a unique login. Drivers can easily initiate, terminate or extend a rental through the platform while Owners can manage their car or fleet of cars through the platform.

We believe we have a competitive advantage with our commercial automobile insurance policy that covers both Owners and Drivers. The policy is specifically designed to cover the period of time in which a Driver is operating an Owner’s vehicle while not actively operating a vehicle on a ride-sharing platform, such as Uber or Lyft. During the periods when Drivers are actively operating on a ride-sharing platform, the insurance subordinates to the state mandated insurance provided by the ride-sharing business. To our knowledge, we are the only provider of this car-sharing marketplace which is made possible by this unique insurance product.

To date, the majority of our sales growth has been through a combination of organic search traffic, search engine optimization and other forms of digital marketing. Going forward however, we intend to significantly increase our spending on marketing because we believe that online channels and offline brand awareness advertising will provide substantial opportunities for growth.

Industry and Market Opportunities

Our company was founded to capitalize on a combination of two growth markets: ride-sharing (an industry led by Uber and Lyft) and car-sharing (an industry led by companies such as Car2go N.A., LLC, ZipCar, Inc. and Turo, Inc). Our customers are the Drivers that use our car-sharing marketplace to rent a car and then use that car to make money driving for either Uber or Lyft. Finding enough cars and drivers to meet demand has been a problem for ride-sharing companies.

The transportation industry represents a massive market. In the United States alone, consumer expenditures on transportation were approximately $1.2 trillion in 2017, and transportation was the second largest household expenditure after housing and was almost twice as large as healthcare and three times as large as entertainment. We believe we are still in the very early phases of capturing this massive opportunity. In 2016, ridesharing accounted for just one percent of the vehicle miles traveled in the United States and in a 2016 survey, 57% of U.S. respondents who used sharing services said that well-priced and convenient offerings could cause them to give up ownership altogether.

We believe that we are the only peer-to-peer car-sharing marketplace focused on the ride-sharing industry in the United States. During the years ended December 31, 2019 and 2018, we added approximately 11,000 and 7,000 new Drivers, respectively, into cars so that they could drive for Uber and Lyft. These numbers represent an equivalent 157.1% growth rate in new drivers onto the HyreCar platform year over year.

Recent Developments

AmeriDrive Agreement

On January 28, 2021 we announced that we entered into an agreement with AmeriDrive Holdings, Inc. (“AmeriDrive”) whereby on a non-exclusive basis we will make available to AmeriDrive a digital interface for uploading multiple vehicles leveraging vehicle data from third parties to allow AmeriDrive to list vehicles on our platform for ridesharing drivers. We anticipate this agreement will increase car supply on our platform in certain key markets.

Estimated Results for the Fourth Quarter of 2020

Based on a preliminary review of our results for the quarter ended December 31, 2020, set forth below are preliminary estimates of unaudited selected financial data for the three months ended December 31, 2020. Our unaudited interim consolidated financial statements for the three months ended December 31, 2020 are not yet available and our audited consolidated financial statements for the year ended December 31, 2020 are not yet available. The following information reflects our preliminary estimates based on currently available information, is not a comprehensive statement of our financial results and is subject to change. We have provided ranges, rather than specific amounts, for the preliminary estimates of the unaudited financial data described below primarily because our financial closing procedures for the three months and year ended December 31, 2020 are not yet complete and, as a result, our final results upon completion of our closing procedures may vary from the preliminary estimates. These estimates should not be viewed as a substitute for our full interim or annual financial statements prepared in accordance with generally accepted accounting principles in the United States, or GAAP. Further, our preliminary estimated results are not necessarily indicative of the results to be expected for any future period. See the sections titled “Forward-Looking Statements” and “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein for additional information regarding factors that could result in differences between the preliminary estimated ranges of certain of our unaudited financial data presented below and the actual financial data we will report for the three months and year ended December 31, 2020 or for the year ended December 31, 2020.

Three Months Ended December 31, 2020
Estimated (unaudited)
	Low	High
Revenue:	$6.6 million	$6.8 million
Non-GAAP Financial data:
Adjusted EBITDA(1):	$(3.6 million)	$(3.1 million)

(1)	Adjusted EBITDA is defined as operating income adjusted to exclude certain other expense and income items, provision for income taxes, depreciation and amortization, stock-based compensation expenses and any prior expenses expected to be settled in stock included in liabilities.

The estimated financial information included in the paragraph above has been prepared by, and is the responsibility of, the Company’s management.   Dbbmckennon has not audited, reviewed, examined, compiled or applied agreed-upon procedures with respect to this estimated financial information and, accordingly, Dbbmckennon expresses no opinion or any other form of assurance with respect thereto.  The Dbbmckennon report incorporated by reference in this prospectus supplement relates to certain of the Company’s previously issued financial statements. It does not extend to this financial information and should not be read to do so.

Non-GAAP Financial Information:

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States of America, or GAAP, the Company presents certain financial measures that are not prepared in accordance with GAAP, specifically Adjusted EBITDA. These non-GAAP financial measures, which are defined below, should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.

We are presenting these non-GAAP financial measures to assist investors in seeing our operating results through the eyes of management and because we believe that these measures provide a useful tool for investors to use in assessing our operating performance against prior period operating results and against business objectives. We use the non-GAAP financial measures in evaluating its operating results and for financial and operational decision-making purposes.

The accompanying tables provide more detail on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures described above and the related reconciliations between these financial measures.

Reconciliation of Non-GAAP Financial Measures

We use Adjusted EBITDA in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with our board of directors concerning our financial performance. Our definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Furthermore, these measures have certain limitations in that they do not include the impact of certain expenses that are reflected in our consolidated statements of operations that are necessary to run our business. Thus, our estimated Adjusted EBITDA should be considered in addition to, not as substitutes for, or in isolation from, measures prepared in accordance with GAAP.

We compensate for these limitations by providing a reconciliation of Adjusted EBITDA to the related GAAP financial measure, net revenue. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view our estimated Adjusted EBITDA in conjunction with their respective related estimated GAAP financial measures.

The following table provides a reconciliation of our projected Adjusted EBITDA for the three months ended December 31, 2020 to our estimated net loss (the most comparable GAAP measurement):

Three Months Ended December 31, 2020

Estimated Net Loss	$(4,322,000) - (3,800,000)
Adjustments to exclude the following:
Other expense (income), net	$0 – 2,000
Depreciation and amortization	$15,000 – 20,000
Stock-based compensation expense	$685,000 – 700,000
Estimated Adjusted EBITDA	$(3,600,000) – (3,100,000)

Corporate Information

We were incorporated in the State of Delaware on November 24, 2014. Our principal executive offices and mailing address are 355 South Grand Avenue, Suite 1650, Los Angeles, California 90071. Our main telephone number is (888) 688-6769. Our corporate website address is: www.hyrecar.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement or the accompanying prospectus and should not be relied upon with respect to this offering.

HyreCar, the HyreCar logo and any other current or future trademarks, service marks and trade names appearing in this prospectus supplement and the accompanying prospectus are the property of HyreCar Inc. Other trademarks and trade names referred to in this prospectus supplement and the accompanying prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus supplement and the accompanying prospectus are referred to without the symbols ® and ™, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions and relief from various reporting requirements that are applicable to other public “companies that are not “emerging growth companies.” In particular, while we are an “emerging growth company” (i) we will not be required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, (ii) we will be exempt from any rules that could be adopted by the Public Company Accounting Oversight Board requiring mandatory audit form rotations or a supplement to the auditor’s report on financial statements, (iii) we will be subject to reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and (iv) we will not be required to hold nonbinding advisory votes on executive compensation or stockholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of this extended transition period.

We will remain an emerging growth company until the earliest of: (i) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion; (ii) the last day of our fiscal year in 2023; (iii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common equity held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities during any three-year period.

THE OFFERING

Common stock offered by us:	2,200,000 shares (or 2,530,000 shares if the underwriters exercise their option to purchase additional shares in full).

Common stock to be outstanding immediately following this offering:	20,001,858 shares (or 20,331,858 shares if the underwriters exercise their option to purchase additional shares in full).

Option to purchase additional shares:	The underwriters have an option for a period of 30 days to purchase from us up to an additional 330,000 shares of our common stock.

Use of proceeds:	We expect to use the net proceeds from this offering principally to grow, enhance, and scale our technology platform, as well as for working capital and other general corporate purposes. See “Use of Proceeds” for more information.

Risk factors:	See “Risk Factors” on page S-8 and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020, and September 30, 2020, each as incorporated by reference into this prospectus supplement and the accompanying prospectus before deciding to invest in shares of our common stock.

Nasdaq Capital Market symbol	“HYRE”

The number of common shares to be outstanding upon completion of this offering is based on 17,801,858 shares of common stock outstanding as of February 1, 2021, and excludes:

●	640,478 stock options exercisable into shares of our common stock, exercisable at a weighted average exercise price of $0.90 per share;

●	794,325 outstanding restricted stock units that may be settled in our common stock; and

●	outstanding warrants to purchase an aggregate of 335,115 shares of our common stock, all of which are exercisable at a weighted average exercise price of $3.47 per share.

Unless otherwise indicated, this prospectus supplement assumes no exercise of outstanding stock options or warrants, no settlement of outstanding restricted stock units, and no exercise by the underwriters of their option to purchase additional shares.

Summary Consolidated Financial Data

The summary consolidated financial data for the fiscal years ended December 31, 2019 and 2018 is derived from our audited consolidated financial information included in our Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated herein by reference. The summary consolidated financial data for the nine months ended September 30, 2020 and 2019 and as of September 30, 2020 is derived from our unaudited financial information included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, which is incorporated herein by reference. Our unaudited financial statements have been prepared on the same basis as our audited financial statements, and in management’s opinion, the unaudited financial data described above includes only normal recurring adjustments necessary for a fair presentation of financial condition and results of operations. Results for the nine months ended September 30, 2020 are not necessarily indicative of results for the full year or any future period.

You should read the summary consolidated financial data in conjunction with our “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our consolidated financial statements and related notes, which are incorporated by reference in this prospectus supplement, and the information set forth under the heading “Risk Factors” beginning on page S-8 and in the “Risk Factors” section in each of our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020, and September 30, 2020, which are incorporated herein by reference.

CONSOLIDATED BALANCE SHEET

	December 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalent	$10,657,140	$6,764,870
Accounts receivable	84,680	161,177
Deferred expenses	—	20,927
Other current assets	379,425	128,337
Total current assets	11,121,245	7,075,311

Property and equipment, net	9,138	10,613
Intangible assets, net	153,905	221,623
Other assets	95,000	90,000
Total assets	$11,379,288	$7,397,547

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,232,629	$856,925
Accrued liabilities	903,912	775,857
Insurance reserve	1,332,892	348,442
Deferred revenue	64,808	53,764
Related party advances	9,629	9,629
Total current liabilities	4,543,870	2,044,617

Total liabilities	4,543,870	2,044,617
Commitments and contingencies
Stockholders’ equity:
Preferred stock, 15,000,000 shares authorized, par value $0.00001, 0 shares issued and outstanding as of December 31, 2019 and 2018, respectively	—	—
Common stock, 50,000,000 shares authorized, par value $0.00001, 16,393,171 and 11,708,041 shares issued and outstanding as of December 31, 2019 and 2018, respectively	164	117
Additional paid-in capital	35,857,835	21,857,017
Subscription receivable - related party	(7,447)	(7,447)
Accumulated deficit	(29,015,134)	(16,496,757)
Total stockholders’ equity	6,835,418	5,352,930
Total liabilities and stockholders’ equity	$11,379,288	$7,397,547

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Nine Months ended September 30, 2020	Nine Months ended September 30, 2019
Revenues	$18,177,626	$11,022,089

Cost of revenues	10,568,392	6,344,516

Gross Profit	7,609,234	4,677,573

Operating Expenses:
General and administrative	9,219,274	5,849,828
Sales and marketing	5,986,209	4,709,519
Research and development	2,118,965	1,608,895
Total operating expenses	17,324,448	12,168,242

Operating loss	(9,715,214)	(7,490,669)

Other (income) expense
Interest expense	34,116	2,500
Other (income) expense	1,181	(124,217)
Total other (income) expense	35,297	(121,717)

Loss before provision for income taxes	(9,750,511)	(7,368,952)

Provision for income taxes	800	—

Net loss	$(9,751,311)	$(7,368,952)

Weighted average shares outstanding – basic and diluted	17,108,075	13,140,280
Weighted average net loss per share – basic and diluted	$(0.57)	$(0.56)

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below and discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020, and September 30, 2020 together with all of the other information contained in this prospectus supplement, the accompanying prospectus and in our filings with the Securities and Exchange Commission, or SEC, that we have incorporated by reference into this prospectus supplement and the accompanying prospectus, before deciding to invest in our common stock. If any of the following risks actually occur, our business, prospects, operating results and financial condition could suffer materially. In such event, the trading price of our common stock could decline and you might lose all or part of your investment.

Risks Related to Our Common Stock and this Offering

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase. You may also experience future dilution as a result of future equity offerings.

The public offering price of our common stock is substantially higher than the net tangible book value per share of our common stock before giving effect to this offering. Accordingly, if you purchase our common stock in this offering, you will incur immediate and substantial dilution of approximately $10.54 per share, representing the difference between the public offering price of $11.75 per share and our as adjusted net tangible book value as of September 30, 2020. Furthermore, if outstanding options or warrants are exercised, or outstanding restricted stock units are settled in common stock, or we elect to grant new awards under our equity incentive plans, you could experience further dilution.

In addition, to raise additional capital to fund our business operations and potential expansion, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. In the event that we make additional issuances of common stock or other convertible or exchangeable securities, you could experience additional dilution. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, including investors who purchase shares of common stock in this offering. The price per share at which we sell additional shares of our common stock or securities convertible into common stock in future transactions may be higher or lower than the price per share in this offering.

We have broad discretion to determine how to use the funds raised in this offering, and may use them in ways that may not enhance our operating results or the price of our common stock.

Our management will have broad discretion over the use of proceeds from this offering, and we could spend the proceeds from this offering in ways our stockholders may not agree with or that do not yield a favorable return, if at all. We intend to use the net proceeds from this offering primarily to grow, enhance and scale our technology platform and for other general corporate purposes. However, our use of these proceeds may differ substantially from our current plans. If, ultimately, we do not utilize the proceeds of this offering in manners that do not yield a significant return or any return to our stockholders, our stock price may decline.

The market price of our common stock may be volatile and adversely affected by several factors.

The market price of our common stock could fluctuate significantly in response to various factors and events, including:

●	our ability to execute our business plan;

●	operating results below expectations;

●	announcements of technological innovations or new products by us or our competitors;

●	economic and other external factors, including the effects of the COVID-19 pandemic;

●	our issuance of additional securities, including debt or equity or a combination thereof, necessary;

●	period-to-period fluctuations in our financial results; and

●	whether an active trading market in our common stock develops and is maintained

In addition, the securities markets have from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

There has been a limited trading market for our common stock in the past, and we cannot ensure that an active trading market for our common stock can be sustained.

Historically, there has been relatively limited trading volume in the market for our common stock in the past, and the market for our common stock was illiquid. Although the trading volume of our common stock has increased in the recent months, a more active, liquid public trading market may not develop. In addition, we cannot ensure that an active trading market for our stock can be sustained. Limited liquidity in the trading market for our common stock may adversely affect a stockholder’s ability to sell its shares of common stock at the time it wishes to sell them or at a price that it considers acceptable. If we are unable to maintain an active trading market for our common stock, we may be limited in our ability to raise capital by selling shares of common stock and our ability to acquire other companies or assets by using shares of our common stock as consideration. In addition, if there is a thin trading market or “float” for our stock, the market price for our common stock may fluctuate significantly more than the stock market as a whole. Without a large float, our common stock would be less liquid than the stock of companies with broader public ownership and, as a result, the trading prices of our common stock may be more volatile, and it would be harder for a stockholder to liquidate any investment in our common stock.

Future sales of shares by existing stockholders may cause our stock price to decline.

Sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares of our common stock intend to sell shares, could reduce the market price of our common stock. As of February 1, 2021, we had outstanding options to purchase an aggregate of 640,478 shares of our common stock, exercisable at a weighted average exercise price of $0.90 per share, 794,325 outstanding restricted stock units that may be settled in our common stock and outstanding warrants to purchase an aggregate of 335,115 shares of our common stock, all of which are exercisable at a weighted average exercise price of $3.47 per share. The exercise of such outstanding options and warrants will result in further dilution of your investment. If our existing stockholders sell substantial amounts of our common stock in the public market, or if the public perceives that such sales could occur, this could have an adverse impact on the market price of our common stock, even if there is no relationship between such sales and the performance of our business.

We may require additional capital, which may not be available on terms acceptable to us or at all.

We evaluate financing opportunities from time to time, and our ability to obtain financing will depend, among other things, on our development efforts, business plans and operating performance and the condition of the capital markets at the time we seek financing. Additionally, COVID-19 may impact our access to capital and make additional capital more difficult or available only on terms less favorable to us. We cannot be certain that additional financing will be available to us on favorable terms, or at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us, when we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly limited, and our business, financial condition and results of operations could be adversely affected.

We do not intend to pay cash dividends on our shares of common stock, so, any returns will be limited to the value of our shares.

We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any return to shareholders will therefore be limited to the increase, if any, of our share price.

We are a smaller reporting company and, as a result of the reduced disclosure and governance requirements applicable to such companies, our common stock may be less attractive to investors.

We are a smaller reporting company, (i.e. a company with less than $250 million of public float) and we are eligible to take advantage of certain exemptions from various reporting requirements applicable to other public companies. We have elected to adopt these reduced disclosure requirements. We cannot predict if investors will find our common stock less attractive as a result of our taking advantage of these exemptions. If some investors find our common stock less attractive as a result of our choices, there may be a less active trading market for our common stock and our stock price may be more volatile.

Risks Related to Our Business and Industry

The COVID-19 pandemic has disrupted and harmed, and is expected to continue to disrupt and harm, our business, financial condition and results of operations. We are unable to predict the extent to which the pandemic and related impacts will continue to adversely impact our business, financial condition and results of operations and the achievement of our strategic objectives.

Our business, operations and financial performance have been negatively impacted by the COVID-19 pandemic and related public health responses, such as travel bans, travel restrictions and shelter-in-place orders. The pandemic and these related responses have caused, and are expected to continue to cause, decreased demand for our platform relative to pre-COVID-19 demand, the global slowdown of economic activity (including a decrease in demand for a broad variety of goods and services), disruptions in global supply chains, and significant volatility and disruption of financial markets.

The COVID-19 pandemic has subjected our operations, financial performance and financial condition to a number of risks, including, but not limited to those discussed below:

●	Declines in travel as a result COVID-19, including commuting, local travel, and business and leisure travel, has resulted in decreased demand for our platform which has decreased our anticipated revenue growth trajectory. During certain periods in the past, these factors have led to a decrease in earning opportunities for drivers on our platform. Changes in travel trends and behavior arising from COVID-19 may continue to develop or persist over time and further contribute to this adverse effect.

●	Changes in driver behavior arising from COVID-19 have led to reduced levels of driver availability on our platform. To the extent that driver availability is limited, our service levels may be negatively impacted, which may adversely affect our business, financial condition and results of operation.

●	The responsive measures to the COVID-19 pandemic have caused us to modify our business practices by having employees work remotely or holding virtual meetings. We may in the future be required to or choose voluntarily to take actions for the health and safety of our workforce, whether in response to government orders or based on our own determinations of what is in the best interests of our employees or users of our platform. The effects of the pandemic, including remote working arrangements for employees, may also impact our financial reporting systems and internal control over financial reporting, including our ability to ensure information required to be disclosed in our reports under the Securities Exchange Act of 1934, as amended, is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and that such information is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate, to allow for timely decisions regarding required disclosure. To the extent these measures result in decreased productivity, harm our company culture, adversely affect our ability to maintain internal controls, or otherwise negatively affect our business, our financial condition and results of operations could be adversely affected.

Our results of operations vary and are unpredictable from period-to-period, which could cause the trading price of our common stock to decline.

Our results of operations have historically varied from period-to-period and we expect that our results of operations will continue to do so for a variety of reasons, many of which are outside of our control and difficult to predict. Because our results of operations may vary significantly from quarter-to-quarter and year-to-year, the results of any one period should not be relied upon as an indication of future performance. We have presented many of the factors that may cause our results of operations to fluctuate in this “Risk Factors” section. Fluctuations in our results of operations may cause such results to fall below our financial guidance or other projections, or the expectations of analysts or investors, which could cause the trading price of our common stock to decline.

The ridesharing market and the market for our service offerings are still in relatively early stages of growth and if such markets do not continue to grow, grow more slowly than we expect or fail to grow as large as we expect, our business, financial condition and results of operations could be adversely affected.

The ridesharing market has grown rapidly since we launched our car-sharing marketplace in 2014, but it is still relatively new, and it is uncertain to what extent market acceptance will continue to grow, if at all. Our success will depend to a substantial extent on the willingness of people to widely-adopt car-sharing and ride-sharing generally. We cannot be certain whether the COVID-19 pandemic will negatively impact the willingness of drivers or passengers to participate in ridesharing. If the public does not perceive ridesharing as beneficial, or chooses not to adopt them as a result of concerns regarding public health or safety, affordability or for other reasons, whether as a result of incidents on Lyft or Uber or similar platforms, the COVID-19 pandemic, or otherwise, then the market for our offerings may not further develop, may develop more slowly than we expect or may not achieve the growth potential we expect. Additionally, from time to time we may re-evaluate the markets in which we operate, and we have discontinued and may in the future discontinue operations in certain markets as a result of such evaluations. Any of the foregoing risks and challenges could adversely affect our business, financial condition and results of operations.

Our business is subject to a wide range of laws and regulations, many of which are evolving, and failure to comply with such laws and regulations could harm our business, financial condition and results of operations.

We are subject to a wide variety of laws in the United States and other jurisdictions. Laws, regulations and standards governing issues such as transportation network companies (“TNCs”), ridesharing, food and package delivery, worker classification, labor and employment, anti-discrimination, payments, gift cards, whistleblowing and worker confidentiality obligations, product liability, defects, maintenance and repairs, personal injury, text messaging, subscription services, intellectual property, consumer protection, taxation, privacy, data security, competition, unionizing and collective action, arbitration agreements and action waiver provisions, terms of service, mobile application accessibility, autonomous vehicles, bike and scooter sharing, insurance, vehicle rentals, money transmittal, non-emergency medical transportation, environmental health and safety, background checks, public health, anti-corruption, anti-bribery, and delivery of goods including (but not limited to) medical supplies, perishable foods and prescription drugs are often complex and subject to varying interpretations, in many cases due to their lack of specificity. As a result, their application in practice may change or develop over time through judicial decisions or as new guidance or interpretations are provided by regulatory and governing bodies, such as federal, state and local administrative agencies.

Recent financial, political and other events have increased the level of regulatory scrutiny on larger companies, technology companies in general and companies engaged in dealings with independent contractors, such as ridesharing and delivery companies. Regulatory bodies may enact new laws or promulgate new regulations that are adverse to our business, or, due to changes in our operations and structure or partner relationships as a result of changes in the market or otherwise, they may view matters or interpret laws and regulations differently than they have in the past or in a manner adverse to our business. For example, Assembly Bill 5 (as codified in part at Cal. Labor Code sec. 2750.3) codified and extended an employment classification test in Dynamex Operations West, Inc. v. Superior Court, which established a new standard for determining employee or independent contractor status. The passage of this bill led to additional challenges to the independent contractor classification of drivers using the Lyft and Uber platforms. Subsequently, voters in California voted on Proposition 22, a state ballot initiative that provides a framework for drivers utilizing platforms such as Lyft to maintain their status as independent contractors under California law. Based on the unofficial results published by the California Secretary of State indicating that Proposition 22 was approved, Lyft filed a petition for rehearing of our appeal with the California Court of Appeal on November 6, 2020.

The results of Proposition 22 in California may cause us to alter our operations and incur additional costs.

The recent passage of Proposition 22 in California may impact how TNCs provide different earning opportunities to drivers in California. We expect that this transition will require additional costs as TNCs transition drivers to this new model, including the logistics of providing the additional earning opportunities, and as a result may result in potential changes to the pricing or method by which customers utilize these services, and in turn the services we offer. The change in model may also affect our ability to attract and retain drivers and vehicle owners in this market. To the extent similar classification models are adopted in other jurisdictions, we may face similar costs and challenges.

We rely on third-party background check providers to screen potential drivers, and if such providers fail to provide accurate information, or if providers are unable to complete background checks because of court closures or other unforeseen government shutdown, or we do not maintain business relationships with them, our business, financial condition and results of operations could be adversely affected.

We rely on third-party background check providers such as Checkr to screen the records of potential drivers to help identify those that are not qualified to utilize our platform pursuant to applicable law or our internal standards. Our business has and may continue to be adversely affected to the extent we cannot attract or retain qualified drivers as a result of such providers being unable to complete certain background checks because of court closures or other government shutdown related to the COVID-19 pandemic, or to the extent that they do not meet their contractual obligations, our expectations or the requirements of applicable law or regulations. If any of our third-party background check providers terminates its relationship with us or refuses to renew its agreement with us on commercially reasonable terms, we may need to find an alternate provider, and may not be able to secure similar terms or replace such partners in an acceptable time frame. If we cannot find alternate third-party background check providers on terms acceptable to us, we may not be able to timely onboard potential drivers, and as a result, our platform may be less attractive to qualified drivers. Further, if the background checks conducted by our third-party background check providers do not meet our expectations or the requirements under applicable laws and regulations, unqualified drivers may be permitted to provide rides on our platform, and as a result, our reputation and brand could be adversely affected and we could be subject to increased regulatory or litigation exposure.

We could be subject to claims from TNC or delivery drivers or third parties that are harmed whether or not our platform is in use, which could adversely affect our business, brand, financial condition and results of operations.

We are regularly subject to claims, lawsuits, investigations and other legal proceedings relating to injuries to, or deaths of, TNC and delivery drivers or third parties, as applicable, that are attributed to us through our offerings. We may also be subject to claims alleging that we are directly or vicariously liable for the acts of the drivers on our platform or for harm related to the actions of drivers, TNC riders, or third parties, or the management and safety of our platform and our assets, including in light of the COVID-19 pandemic and related public health measures issued by various jurisdictions, including travel bans, restrictions, social distancing guidance, and shelter-in-place orders. We may also be subject to personal injury claims whether or not such injury actually occurred as a result of activity on our platform. For example, third parties have in the past asserted legal claims against us in connection with personal injuries related to the actions of a driver or rider who may have previously utilized our platform but was not at the time of such injury. Regardless of the outcome of any legal proceeding, any injuries to, or deaths of, any TNC riders, drivers or third parties could result in negative publicity and harm to our brand, reputation, business, financial condition and results of operations.

Our revenue growth rate and financial performance in recent periods may not be indicative of future performance and such revenue growth rate or growth in demand for our offerings may slow over time.

We have grown rapidly over the last several years, and therefore, our recent revenue growth rate and financial performance should not be considered indicative of our future performance. We have experienced a decline in ur anticipated revenue growth trajectory due to decreased demand in the second quarter for our car-sharing platform in light of the COVID-19 pandemic, and we expect that our revenue growth rate and financial performance in future quarters will continue to be harmed while responsive measures to COVID-19, such as travel bans and restrictions and shelter-in-place orders, remain in place. You should not rely on our revenue for any previous quarterly or annual period as any indication of our revenue or revenue growth in future periods. As we grow our business, our revenue growth rates will slow in future periods due to a number of reasons, which may include impacts of the COVID-19 pandemic on our business, slowing demand for our offerings, increasing competition, a decrease in the growth of our overall market or market saturation, increasing regulatory costs and challenges and resulting changes to our business model and our failure to capitalize on growth opportunities.

If we fail to effectively manage our growth, our business, financial condition and results of operations could be adversely affected.

Our ability to manage our growth and business operations effectively and to integrate new employees, technologies and acquisitions into our existing business will require us to continue to expand our operational and financial infrastructure and to continue to retain, attract, train, motivate and manage employees. Continued growth could strain our ability to develop and improve our operational, financial and management controls, enhance our reporting systems and procedures, recruit, train and retain highly skilled personnel and maintain user satisfaction. Additionally, if we do not effectively manage the growth of our business and operations, the quality of our offerings could suffer, which could negatively affect our reputation and brand, business, financial condition and results of operations.

Any actual or perceived security or privacy breach could interrupt our operations, harm our brand and adversely affect our reputation, brand, business, financial condition and results of operations.

Our business involves the collection, storage, processing and transmission of our users’ personal data and other sensitive data. An increasing number of organizations, including large online and off-line merchants and businesses, other large Internet companies, financial institutions and government institutions, have disclosed breaches of their information security systems and other information security incidents, some of which have involved sophisticated and highly targeted attacks. In addition, users on our platform could have vulnerabilities on their own mobile devices that are entirely unrelated to our systems and platform but could mistakenly attribute their own vulnerabilities to us. Further, breaches experienced by other companies may also be leveraged against us. For example, credential stuffing attacks are becoming increasingly common and sophisticated actors can mask their attacks, making them increasingly difficult to identify and prevent. Certain efforts may be state-sponsored or supported by significant financial and technological resources, making them even more difficult to detect.

Changes in laws or regulations relating to privacy, data protection or the protection or transfer of personal data, or any actual or perceived failure by us to comply with such laws and regulations or any other obligations relating to privacy, data protection or the protection or transfer of personal data, could adversely affect our business.

We receive, transmit and store a large volume of personally identifiable information and other data relating to the users on our platform. Numerous local, municipal, state, and federal laws and regulations address privacy, data protection and the collection, storing, sharing, use, disclosure and protection of certain types of data, including the California Online Privacy Protection Act, the Personal Information Protection and Electronic Documents Act, the U.S. Federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, Section 5(c) of the Federal Trade Commission Act, the California Consumer Privacy Act, or CCPA, and the California Privacy Rights Act, or CPRA, which becomes operative on January 1, 2023. These laws, rules and regulations evolve frequently, and their scope may continually change, through new legislation, amendments to existing legislation and changes in enforcement, and may be inconsistent from one jurisdiction to another. For example, the CPRA will require new disclosures to California consumers and affords such consumers new data rights and abilities to opt-out of certain sharing of personal information. The CPRA provides for fines of up to $7,500 per violation, which can be applied on a per-consumer basis. Aspects of the CPRA and its interpretation and enforcement remain unclear. The effects of this legislation potentially are far-reaching, however, and may require us to further modify our data processing practices and policies and incur additional compliance-related costs and expenses. The CPRA and other changes in laws or regulations relating to privacy, data protection and information security, particularly any new or modified laws or regulations that require enhanced protection of certain types of data or new obligations with regard to data retention, transfer or disclosure, could greatly increase the cost of providing our offerings, require significant changes to our operations or even prevent us from providing certain offerings in jurisdictions in which we currently operate and in which we may operate in the future.

Operating as a public company requires us to incur substantial costs and requires substantial management attention. In addition, certain members of our management team have limited experience managing a public company.

As a public company, we incur substantial legal, accounting and other expenses that we did not incur as a private company. For example, we are subject to the reporting requirements of the Exchange Act, the applicable requirements of the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the rules and regulations of the SEC and the listing standards of the Nasdaq Global Select Market. For example, the Exchange Act requires, among other things, we file annual, quarterly and current reports with respect to our business, financial condition and results of operations. We are also required to maintain effective disclosure controls and procedures and internal control over financial reporting. Compliance with these rules and regulations has increased and will continue to increase our legal and financial compliance costs and increase demand on our systems. In addition, as a public company, we may be subject to stockholder activism, which can lead to additional substantial costs, distract management and impact the manner in which we operate our business in ways we cannot currently anticipate. As a result of disclosure of information in filings required of a public company, our business and financial condition will become more visible, which may result in threatened or actual litigation, including by competitors.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

All statements in this prospectus supplement and the documents incorporated by reference herein that are not historical facts should be considered “forward looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Some of the forward-looking statements can be identified by the use of words such as “believe,” “expect,” “may,” “will,” “should,” “seek,” “approximately,” “intend,” “plan,” “estimate,” “project,” “continue” or “anticipates” or similar expressions or words, or the negatives of those expressions or words. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward-looking statements are reasonable, we can give no assurance that such plans, intentions, or expectations will be achieved.

Some of the important factors that could cause actual results to differ materially from our expectations are disclosed under “Risk Factors” and elsewhere in this prospectus supplement and the accompanying prospectus. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements. Additional risks, uncertainties and other factors are incorporated herein by reference to our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason, after the date of this prospectus supplement.

USE OF PROCEEDS

We estimate that the net proceeds to us of the sale of the 2,200,000 shares of common stock that we are offering will be approximately $24.0 million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters exercises their option to purchase additional shares in full, we estimate that our net proceeds will be approximately $27.6 million.

We intend to use the net proceeds from this offering principally to grow, enhance, and scale our technology platform, as well as for working capital and other general corporate purposes. This expected use of net proceeds from this offering and our existing cash represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

Based on our current plans, we believe our cash on hand as of February 1, 2021, together with the net proceeds from this offering, will be sufficient to fund our planned operations and capital expenditure requirements for at least 12 months. This evaluation is based on relevant conditions and events that are currently known or reasonably knowable. As a result, we could deplete our available capital resources sooner than we currently expect. We have based these estimates on assumptions that may prove to be wrong, and our operating projections, including our projected net revenue, may change as a result of many factors currently unknown to us.

Pending use of the proceeds as described above, we intend to invest the proceeds in variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

CAPITALIZATION

The following table sets forth our cash and capitalization as of September 30, 2020:

●	on an actual basis; and

●	on an as adjusted basis to give effect to our issuance and sale of 2,200,000 shares of common stock at $11.75 per share in this offering (assuming no exercise by the underwriters of their option to purchase additional shares), and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

You should read the information in this “Capitalization” section in conjunction with our consolidated financial statements and the related notes and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, which is incorporated by reference in this prospectus supplement.

	As of September 30, 2020
	Actual	As Adjusted
	(in thousands, except share data)
Cash and cash equivalents and short-term investments	$6,788,335	$30,787,335
Stockholders’ equity:
Common stock, par value $0.00001 per share: 50,000,000 shares authorized, actual and as adjusted; 17,726,601 shares issued and outstanding, actual; 19,926,601 shares issued and outstanding, as adjusted	177	199
Preferred stock, par value $0.00001 per share; 15,000,000 shares authorized, no shares issued and outstanding, actual and as adjusted	—	—
Additional paid-in capital	38,997,490	62,996,468
Subscription receivable – related party	(7,447)	(7,447)
Accumulated deficit	(38,766,445)	(38,766,445)
Total stockholders’ equity	223,775	24,222,775
Total capitalization	$223,775	$24,222,775

The number of common shares to be outstanding upon completion of this offering is based on 17,726,601 shares of common stock outstanding as of September 30, 2020. The number of shares of our common stock to be outstanding after this offering excludes:

●	678,725 shares of common stock issuable upon exercise of stock options outstanding as of September 30, 2020 at a weighted-average exercise price of $0.94 per share;

●	400,825 shares of common stock issuable pursuant to restricted stock units outstanding as of September 30, 2020;

●	3,240,872 shares of common stock available for future issuance under our outstanding equity incentive plans; and

●	500,739 shares of common stock issuable upon exercise of outstanding warrants as of September 30, 2020, at a weighted average exercise price of $3.71 per share.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share of our common stock after this offering.

Our net tangible book value as of September 30, 2020 was approximately $125,276, or $0.0071 per share of common stock. Our net tangible book value is the amount of our total tangible assets less our total liabilities. Net tangible book value per share is our net tangible book value divided by the number of shares of common stock outstanding as of September 30, 2020.

Without taking into account any other changes in our net tangible book value after September 30, 2020, other than to give effect to the sale of 2,200,000 shares of common stock at the public offering price of $11.75 per share, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2020 would have been approximately $24.1 million, or approximately $1.21 per share. This amount represents an immediate increase in as adjusted net tangible book value of $1.20 per share to our existing stockholders and an immediate dilution in as adjusted net tangible book value of approximately $10.54 per share to new investors purchasing shares of common stock in this offering. We determine dilution per share to new investors by subtracting the as adjusted net tangible book value per share after this offering from the amount of cash that a new investor paid for a share of common stock in this offering. The following table illustrates this dilution:

Offering price per share		$11.75
Net tangible book value per share as of September 30, 2020	$0.01
Increase per share attributable to new investors	$1.20
As adjusted net tangible book value per share after this offering		$1.21
Dilution per share to new investors		$10.54

If the underwriters exercise in full their option to purchase additional shares, our as adjusted net tangible book value per share after this offering would be $1.57 per share, representing an immediate increase in as adjusted net tangible book value per share of $1.56 to existing stockholders and immediate dilution of $10.19 in as adjusted net tangible book value per share to new investors purchasing common stock in this offering.

The number of common shares to be outstanding upon completion of this offering is based on 17,726,601 shares of common stock outstanding as of September 30, 2020. The number of shares of our common stock to be outstanding after this offering excludes outstanding stock options, restricted stock units, and warrants described elsewhere in this prospectus supplement and shares of common stock reserved for the issuance of awards under our equity incentive plans.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
FOR NON-U.S. HOLDERS OF COMMON STOCK

The following is a discussion of the material U.S. federal income tax considerations applicable to non-U.S. holders with respect to their ownership and disposition of shares of our common stock purchased in this offering. For purposes of this discussion, a non-U.S. holder means a beneficial owner (other than a partnership or other pass-through entity) of our common stock that is not for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation, or any other organization taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust if (1) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions or (2) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

This discussion does not address the tax treatment of partnerships or other entities that are pass-through entities for U.S. federal income tax purposes or persons that hold their common stock through partnerships or other pass-through entities. A partner in a partnership or other pass-through entity that will hold our common stock should consult his, her or its own tax advisor regarding the tax consequences of acquiring, holding and disposing of our common stock through a partnership or other pass-through entity, as applicable.

This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the “Code”, existing and proposed U.S. Treasury Regulations promulgated thereunder, current administrative rulings and judicial decisions, all as in effect as of the date of this prospectus supplement and all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to non-U.S. holders described in this prospectus supplement. There can be no assurance that the Internal Revenue Service, which we refer to as the IRS, will not challenge one or more of the tax consequences described in this prospectus supplement. We assume in this discussion that a non-U.S. holder holds shares of our common stock as a capital asset, or generally property held for investment for U.S. federal income tax purposes.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances nor does it address any aspects of U.S. state and local or non-U.S. taxes, estate tax, the alternative minimum tax or the Medicare tax on net investment income. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, such as:

●	insurance companies;

●	tax-exempt organizations;

●	financial institutions;

●	brokers or dealers in securities;

●	pension plans;

●	controlled foreign corporations;

●	passive foreign investment companies;

●	persons deemed to sell our common stock under the constructive sale provisions of the Code;

●	owners that hold our common stock as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment or who have elected to mark securities to market for U.S. federal income tax purposes; and

●	certain former citizens or residents of the United States.

This discussion is for information only and is not, and is not intended to be, legal or tax advice. All prospective non-U.S. holders of our common stock should consult their own tax advisors with respect to the U.S. federal, state, local and non-U.S. income and other tax considerations of the purchase, ownership and disposition of our common stock.

Distributions on our common stock

If we make distributions on our common stock, those distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, subject to the tax treatment described in the following paragraphs of this section. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such holder’s tax basis in the common stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below in “Gain on sale, exchange or other disposition of our common stock.” Any distributions will also be subject to the discussion below under the sections titled “Backup withholding and information reporting” and “FATCA.”

Subject to the discussion below on effectively connected income, dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence. A non-U.S. holder of our common stock who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide a properly executed copy of the appropriate IRS Form W-8 (generally, a W-8BEN or W-8BEN-E) (or successor form) and satisfy applicable certification and other requirements. Non-U.S. holders are urged to consult their own tax advisors regarding their entitlement to benefits under a relevant income tax treaty and the specific methods available to them to satisfy these requirements.

A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim with the IRS.

Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States, are generally exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements (generally including provision of a valid IRS Form W-8ECI (or applicable successor form) certifying that the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States). However, such U.S. effectively connected income, net of specified deductions and credits, is taxed at the same U.S. federal income tax rates applicable to United States persons (as defined in the Code) which, for non-corporate taxpayers, is imposed a marginal rates having a top marginal rate of 37% and for corporate taxpayers, is imposed as a flat rate of 21%. Any U.S. effectively connected income received by a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

Gain on sale, exchange or other disposition of our common stock

In general (subject to the discussion below under the sections titled “Backup withholding and information reporting” and “FATCA”), a non-U.S. holder will not be subject to any U.S. federal income tax or withholding tax on any gain realized upon the holder’s sale, exchange or other disposition of shares of our common stock unless:

●	the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder in the United States, in which case the non-U.S. holder generally will be taxed on a net-income basis at the graduated U.S. federal income tax rates applicable to United States persons (as defined in the Code) with respect to the gain and, if the non-U.S. holder is a foreign corporation, the branch profits tax described above in “Distributions on our common stock” also may apply;

●	the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and the holder’s country of residence) on the net gain derived from the disposition, which may be offset by certain U.S. source capital losses of the non-U.S. holder, provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses; or

●	we are, or have been, at any time during the five-year period preceding the disposition (or the non-U.S. holder’s holding period, if shorter) a “U.S. real property holding corporation,” unless our common stock is regularly traded on an established securities market, as defined by applicable Treasury Regulations, and the non-U.S. holder held no more than 5% of our outstanding common stock, directly, indirectly or constructively, during the shorter of the five-year period ending on the date of the disposition or the period that the non-U.S. holder held our common stock. If we are determined to be a U.S. real property holding corporation and the foregoing exception does not apply, then the non-U.S. holder generally will be taxed on its net gain derived from the disposition at the graduated U.S. federal income tax rates applicable to United States persons (as defined in the Code). Generally, a corporation is a U.S. real property holding corporation only if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we do not believe that we are, or have been, a U.S. real property holding corporation, or that we are likely to become one in the future. No assurance can be provided that our common stock will continue to be regularly traded on an established securities market for purposes of the rules described above.

Backup withholding and information reporting.

We must report annually to the IRS and to each non-U.S. holder the gross amount of the distributions on our common stock paid to the holder and the tax withheld, if any, with respect to such distributions. Non-U.S. holders generally will have to comply with specific certification procedures to establish that the holder is not a United States person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to dividends on our common stock. Generally, a non-U.S. holder that is the beneficial owner of our stock will comply with such procedures if it provides a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable Form W-8), or otherwise meets documentary evidence requirements for establishing that it is a non-U.S. holder, or otherwise establishes an exemption. Dividends paid to non-U.S. holders subject to withholding of U.S. federal income tax, as described above in “Distributions on our common stock,” generally will be exempt from U.S. backup withholding.

Information reporting and backup withholding generally will apply to the proceeds of a disposition of our common stock by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.

FATCA

Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”) impose a 30% withholding tax on certain types of payments to “foreign financial institutions” and certain non-U.S. entities unless certain due diligence, reporting, withholding, and certification obligation requirements are satisfied. Under the applicable Treasury Regulations and administrative guidance, FATCA imposes a 30% withholding tax on dividends on, and (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our common stock, in each case paid to a foreign entity unless: (i) the foreign entity is a “foreign financial institution” that undertakes certain due diligence, reporting, withholding, and certification obligations, or in the case of a foreign financial institution that is a resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, the entity complies with the diligence and reporting requirements of such agreement, (ii) the foreign entity is not a “foreign financial institution” and either certifies it does not have any “substantial United States owners” (as defined in the Code) or identifies certain of its U.S. investors, or (iii) the foreign entity otherwise is exempted under FATCA. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of our common stock on or after January 1, 2019, recently proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. If withholding under FATCA is required on any payment related to our common stock, investors not otherwise subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) on such payment may be required to seek a refund or credit from the IRS. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Non-U.S. holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in our common stock and the entities through which they hold our common stock, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of the 30% withholding tax under FATCA.

The preceding discussion of material U.S. federal tax considerations is for information only. It is not legal or tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock, including the consequences of any proposed changes in applicable laws.

UNDERWRITING

We are offering the shares of common stock described in this prospectus supplement through the underwriters listed below. Lake Street Capital Markets, LLC (“Lake Street”) and Northland Securities, Inc. (“Northland”) are acting as joint book-running managers of this offering and representatives of the underwriters. The underwriters named below have agreed to buy, subject to the terms of the underwriting agreement, the number of shares of common stock listed opposite their names below. The underwriters are committed to purchase and pay for all of the shares if any are purchased, other than those shares covered by the over-allotment option described below.

Underwriter	Number of Shares
Lake Street Capital Markets, LLC	1,100,000
Northland Securities, Inc.	1,100,000
Total	2,200,000

The underwriters have advised us that they propose to offer the shares of common stock to the public at a price of $11.75 per share. The underwriters propose to offer the shares of common stock to certain dealers at the same price, less a concession of not more than $0.423 per share. After the offering, these figures may be changed by the underwriters.

The shares sold in this offering are expected to be ready for delivery on or about February 8, 2021, against payment in immediately available funds. The underwriters may reject all or part of any order.

We have granted to the underwriters an option to purchase up to an additional 330,000 shares of common stock from us at the same price to the public, and with the same underwriting discount, as set forth in the table below. The underwriters may exercise this option at any time and from time to time during the 30-day period after the date of this prospectus supplement, but only to cover over-allotments, if any. To the extent the underwriters exercise the option, the underwriters will become obligated, subject to certain conditions, to purchase the shares for which they exercise the option.

The table below summarizes the underwriting discounts that we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the over-allotment option.

In addition to the underwriting discount, we have agreed to pay up to $150,000 of the fees and expenses of the underwriters, which may include the fees and expenses of counsel to the underwriters. The fees and expenses of the underwriters that we have agreed to reimburse, are not included in the underwriting discounts set forth in the table below.

We granted Lake Street a right of participation to serve as lead bookrunner (in the case of a public offering) or exclusive placement agent (in the case of a private offering) in the event that we determine to undertake such a transaction within four months following the effective date of this offering. In accordance with applicable rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”), Lake Street does not have more than one opportunity to waive or terminate the right of participation in consideration of any payment or fee, and any payment or fee to waive or terminate the right of participation must be paid in cash and have a value not in excess of the greater of 1% of the proceeds in this offering (or, if greater, the maximum amount permitted by FINRA rules for compensation in connection with this offering) or 5% of the underwriting discount or commission paid in connection with any future financing subject to right of participation (including any overallotment option that may be exercised). This right of participation is not reflected in the table below.

Except as disclosed in this prospectus supplement, the underwriters have not received and will not receive from us any other item of compensation or expense in connection with this offering considered by FINRA to be underwriting compensation under FINRA Rule 5110. The underwriting discount and reimbursable expenses the underwriters will receive were determined through arms’ length negotiations between us and the underwriters.

	Per Share	Total with no Over- Allotment	Total with Over- Allotment
Underwriting discount to be paid by us	$0.705	$1,551,000	$1,783,650

We estimate that the total expenses of this offering, excluding underwriting discounts, will be approximately $300,000. This includes $150,000 of fees and expenses of the underwriters that we have agreed to pay in respect to this offering. These expenses are payable by us.

We also have agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

No Sales of Similar Securities

We, each of our directors and officers, and certain of our stockholders have agreed not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any shares of common stock or any securities convertible into or exchangeable for shares of common stock without the prior written consent of Lake Street for a period of 90 days after the date of this prospectus supplement. These lock-up agreements provide limited exceptions and their restrictions may be waived at any time by Lake Street.

Price Stabilization, Short Positions, and Penalty Bids

To facilitate this offering, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the price of our common stock during and after the offering. Specifically, the underwriters may over-allot or otherwise create a short position in our common stock for their own account by selling more shares of common stock than we have sold to the underwriters. The underwriters may close out any short position by either exercising their option to purchase additional shares or purchasing shares in the open market.

In addition, the underwriters may stabilize or maintain the price of our common stock by bidding for or purchasing shares in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to broker-dealers participating in this offering are reclaimed if shares previously distributed in this offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of our common stock to the extent that it discourages resales of our common stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriters and selling group members may also engage in passive market-making transactions in our common stock on the Nasdaq Capital Market. Passive market-making consists of displaying bids on the Nasdaq Capital Market limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market-making may stabilize the market price of our common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Affiliations

The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, and brokerage activities. The underwriters may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriters may in the future receive customary fees and commissions for these transactions.

In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The underwriters may facilitate the marketing of this offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and the prospectus supplement and accompanying prospectus online and place orders online or through their financial advisors.

Electronic Offer, Sale, and Distribution

In connection with this offering, the underwriters or certain of the securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, the underwriters may facilitate Internet distribution for this offering to certain of its Internet subscription customers. The underwriters may allocate a limited number of securities for sale to its online brokerage customers. An electronic prospectus supplement and accompanying prospectus is available on the Internet websites maintained by any such underwriter. Other than the prospectus supplement and accompanying prospectus in electronic format, the information on the websites of the underwriters is not part of this prospectus supplement or the accompanying prospectus.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “HYRE.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC.

Selling Restrictions

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45 106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33 105 Underwriting Conflicts (NI 33 105), the underwriters are not required to comply with the disclosure requirements of NI 33 105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive (each, a “Relevant Member State”), an offer to the public of any shares of our common stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares of our common stock may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

●	to any legal entity that is a qualified investor as defined in the Prospectus Directive;

●	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares of our common stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase any shares of our common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

Each underwriter has represented and agreed that:

●	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the shares of our common stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and

●	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of our common stock in, from or otherwise involving the United Kingdom.

Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). Accordingly, no public distribution, offering or advertising, as defined in CISA and its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA and its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of shares.

Australia

No placement document, prospectus, product disclosure statement, or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering.

Neither this prospectus supplement nor the accompanying prospectus constitutes a prospectus, product disclosure statement, or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), nor do they purport to include the information required for a prospectus, product disclosure statement, or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act), or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document that complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement and the accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives, and circumstances, and, if necessary, seek expert advice on those matters.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Polsinelli PC, Los Angeles, California. Faegre Drinker Biddle & Reath LLP, Minneapolis, Minnesota, has acted as counsel for the underwriters in connection with certain legal matters related to this offering.

EXPERTS

The consolidated financial statements of HyreCar Inc. incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K as of and for the years ended December 31, 2019 and 2018 have been audited by dbbmckennon, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such consolidated statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website at www.sec.gov. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Our website address is www.hyrecar.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement or the accompanying prospectus or incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider information on our website to be part of this prospectus supplement or the accompanying prospectus. We have included our website address as an inactive textual reference only.

This prospectus supplement is part of a registration statement we filed with the SEC. This prospectus supplement and the accompanying prospectus omit some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiary and the securities we are offering. Statements in this prospectus supplement and in the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is considered to be part of this prospectus supplement and the accompanying prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement and the accompanying prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement, the accompanying prospectus or in any document previously incorporated by reference herein or therein have been modified or superseded. This prospectus supplement incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities offered hereby is terminated or completed:

●	our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on April 14, 2020, including applicable portions of our definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2020;

●	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, filed with the SEC on May 14, 2020;

●	our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020, filed with the SEC on August 14, 2020;

●	our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2020, filed with the SEC on November 12, 2020;

●	our Current Reports on Form 8-K, filed with the SEC on January 14, 2020; March 26, 2020; April 17, 2020; May 5, 2020; May 15, 2020; June 12, 2020; August 27, 2020; December 10, 2020; and

●	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on June 28, 2018, including any amendments or reports filed for the purpose of updating such description.

You may also obtain a copy of these filings at no cost by writing or telephoning us at the following address:

HyreCar Inc.

355 South Grand Avenue, Suite 1650

Los Angeles, CA 90071

(888) 688-6769

No person has been authorized to give any information or to make any representation not contained in this prospectus supplement, and, if given or made, such information and representation should not be relied upon as having been authorized by us. Neither this prospectus supplement nor the accompanying prospectus constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus supplement or the accompanying prospectus nor any sale made hereunder will under any circumstances create an implication that there has been no change in the facts set forth in this prospectus supplement or the accompanying prospectus or in our business, financial condition or affairs since the date hereof.

PROSPECTUS

$25,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

HyreCar Inc. may offer and sell, from time to time in one or more offerings, any combination of common stock, preferred stock, debt securities, warrants to purchase common stock, preferred stock or debt securities, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities, having an aggregate initial offering price not exceeding $25,000,000.

This prospectus provides a general description of the securities we may offer.  Each time we sell a particular class or series of securities, we will provide specific terms of the securities offered in a supplement to this prospectus.  The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference herein or therein before you invest in any of our securities.

The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. This prospectus may not be used to consummate sales of any of these securities unless it is accompanied by a prospectus supplement. Before investing, you should carefully read this prospectus and any related prospectus supplement.

Our common stock is presently listed on The Nasdaq Capital Market under the symbol “HYRE.”  On April 28, 2020, the last reported sale price of our common stock was $1.60 per share.  The applicable prospectus supplement will contain information, where applicable, as to any other listing on The Nasdaq Capital Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.  Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters, dealers, or through a combination of these methods on a continuous or delayed basis.  See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

The aggregate market value of our outstanding common stock held by non-affiliates was approximately $24,321,530 which was calculated based on 15,200,956 shares of outstanding common stock held by non-affiliates as of April 29, 2020, and a price per share of $1.60, the closing price of our common stock on April 28, 2020. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities pursuant to this registration statement with a value more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75 million. In the event that subsequent to the effective date of this registration statement, the aggregate market value of our outstanding common stock held by non-affiliates equals or exceeds $75 million, then the one-third limitation on sales shall not apply to additional sales made pursuant to this registration statement. We have sold no securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to, and including, the date of this registration statement.

Investing in our securities involves various risks.  See “Risk Factors” contained herein for more information on these risks. Additional risks will be described in the related prospectus supplements under the heading “Risk Factors.” You should review that section of the related prospectus supplements for a discussion of matters that investors in our securities should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement.  Any representation to the contrary is a criminal offense.

The date of this prospectus is May 7, 2020.

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration statement, we may sell from time to time in one or more offerings of common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or as units comprised of a combination of one or more of the other securities in one or more offerings up to a total dollar amount of $25,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell any type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.  We may add, update or change in a prospectus supplement or free writing prospectus any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering. You should carefully read both this prospectus and the applicable prospectus supplement and any related free writing prospectus, together with the additional information described under “Where You Can Find More Information,” before buying any of the securities being offered.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus, the accompanying prospectus supplement and any related free writing prospectus, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, the accompanying prospectus supplement or any related free writing prospectus, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities are sold on a later date.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or at the SEC’s offices described below under the heading “Where You Can Find Additional Information.”

Company References

In this prospectus “the Company,” “we,” “us,” and “our” refer to HyreCar Inc., and its subsidiaries together, unless the context indicates otherwise.

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SUMMARY

Overview

HyreCar Inc. was formed as a corporation in the State of Delaware on November 24, 2014. Our founders identified the need for a car-sharing marketplace for individuals who wanted to drive for ride-sharing companies such as Uber Technologies Inc. (“Uber”) and Lyft, Inc. (“Lyft”), but whose automobiles could not meet the standards imposed by the ride-sharing companies. For example, Uber maintains strict guidelines regarding the types of cars a driver can use. Although guidelines relating to cars can differ by state, in general the use of two door coupes, motorcycles and cars that are 12 years or older are excluded. Our founders, before deciding to purchase qualifying sedans that met Uber’s strict guidelines, first inquired as to whether there were any rental options available from Uber that would allow them to drive for the ride-sharing platform. To their surprise, there were no rental options available, other than a shadow industry of individuals renting cars to one another.

HyreCar is a unique peer-to-peer car-sharing marketplace that allows car owners (collectively, “Owners”) to rent their idle cars to ride-sharing or delivery service drivers (collectively, “Drivers”). By sourcing vehicles from Owners, part-time Drivers may easily enter and exit the market and our business model allows us to satisfy fluctuating transportation demand in cities around the United States by matching Owners and Drivers.

Our business is based on a proprietary car-sharing marketplace developed to (i) onboard Owners and Drivers, (ii) facilitate the matching of Owners and Drivers and (iii) log rental activity for Owners and Drivers. All transactions related to the rental (including, but not limited to, background checks, rentals, deposits and insurance costs) are run securely through the HyreCar platform. Drivers and Owners access their rental or car dashboards through a unique login. Drivers can easily initiate, terminate or extend a rental through the platform while Owners can manage their car or fleet of cars through the platform.

We believe we have a competitive advantage with our commercial automobile insurance policy that covers both Owners and Drivers. The policy is specifically designed to cover the period of time in which a Driver is operating an Owner’s vehicle while not actively operating a vehicle on a ride-sharing platform, such as Uber or Lyft. During the periods when Drivers are actively operating on a ride-sharing platform, the insurance subordinates to the state mandated insurance provided by the ride-sharing business. To our knowledge, we are the only provider of this car-sharing marketplace which is made possible by this unique insurance product.

To date, the majority of our sales growth has been through organic search traffic. Going forward however, we intend to significantly increase our spending on marketing because we believe that online channels and offline brand awareness advertising will provide substantial opportunities for growth.

Industry and Market Opportunities

Our company was founded to capitalize on a combination of two growth markets: ride-sharing (an industry led by Uber and Lyft) and car-sharing (an industry led by companies such as Car2go N.A., LLC, ZipCar, Inc. and Turo, Inc). Our customers are the Drivers that use our car-sharing marketplace to rent a car and then use that car to make money driving for either Uber or Lyft. Finding enough cars and drivers to meet demand has been a problem for ride-sharing companies.

The transportation industry represents a massive market. In the United States alone, consumer expenditures on transportation were approximately $1.2 trillion in 2017, and transportation was the second largest household expenditure after housing and was almost twice as large as healthcare and three times as large as entertainment. We believe we are still in the very early phases of capturing this massive opportunity. In 2016, ridesharing accounted for just one percent of the vehicle miles traveled in the United States and in a 2016 survey, 57% of U.S. respondents who used sharing services said that well-priced and convenient offerings could cause them to give up ownership altogether.

We believe that we are the only peer-to-peer car-sharing marketplace focused on the ride-sharing industry in the United States. During the years ended December 31, 2019 and 2018, we added approximately 11,000 and 7,000 new Drivers, respectively, into cars so that they could drive for Uber and Lyft. These numbers represent an equivalent 157.1% growth rate in new drivers onto the HyreCar platform year over year.

Corporate Information

We were incorporated in the State of Delaware on November 24, 2014. Our principal executive offices and mailing address are 355 South Grand Avenue, Suite 1650, Los Angeles, California 90071. Our main telephone number is (888) 688-6769. Our corporate website address is: www.hyrecar.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus and should not be relied upon with respect to this offering.

HyreCar, the HyreCar logo and any other current or future trademarks, service marks and trade names appearing in this prospectus are the property of HyreCar Inc. Other trademarks and trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the symbols ® and ™, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

The Securities We May Offer

We may offer shares of our common stock and preferred stock, various series of debt securities and warrants to purchase any of such securities, either individually or in units, from time to time under this prospectus, together with any applicable prospectus supplement and related free writing prospectus, at prices and on terms to be determined by market conditions at the time of offering. If we issue any debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities. Each time we offer securities under this prospectus, we will provide offerees with a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities being offered, including, to the extent applicable:

●	designation or classification;

●	aggregate principal amount or aggregate offering price;

●	maturity, if applicable;

●	original issue discount, if any;

●	rates and times of payment of interest or dividends, if any;

●	redemption, conversion, exchange or sinking fund terms, if any;

●	conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

●	ranking;

●	restrictive covenants, if any;

●	voting or other rights, if any; and

●	important United States federal income tax considerations.

A prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update, or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them, details regarding any over-allotment option granted to them, and net proceeds to us. The following is a summary of the securities we may offer with this prospectus.

Common Stock

We currently have authorized 50,000,000 shares of common stock, par value $0.00001 per share. As of April 29, 2020, 17,290,835 shares of common stock were issued and outstanding.  We may offer shares of our common stock either alone or underlying other registered securities convertible into or exercisable for our common stock. Holders of our common stock are entitled to such dividends as our board of directors (the “Board of Directors” or “Board”) may declare from time to time out of legally available funds, subject to the preferential rights of the holders of any shares of our preferred stock that are outstanding or that we may issue in the future. Currently, we do not pay any dividends on our common stock. Each holder of our common stock is entitled to one vote per share. In this prospectus, we provide a general description of, among other things, the rights and restrictions that apply to holders of our common stock.

Preferred Stock

We currently have authorized 15,000,000 shares of preferred stock, par value $0.00001, none of which are outstanding as of April 29, 2020. Any authorized and undesignated shares of preferred stock may be issued from time to time in one or more additional series pursuant to a resolution or resolutions providing for such issue duly adopted by our Board of Directors (authority to do so being hereby expressly vested in the Board of Directors). The Board of Directors is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of preferred stock, including without limitation authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

The rights, preferences, privileges, and restrictions granted to or imposed upon any series of preferred stock that we offer and sell under this prospectus and applicable prospectus supplements will be set forth in a certificate of designation relating to the series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of shares of that series of preferred stock. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities

We may offer general debt obligations, which may be secured or unsecured, senior or subordinated, and convertible into shares of our common stock. In this prospectus, we refer to the senior debt securities and the subordinated debt securities together as the “debt securities.” We may issue debt securities under a note purchase agreement or under an indenture to be entered between us and a trustee and forms of the senior and subordinated indentures are included as an exhibit to the registration statement of which this prospectus is a part. The indentures do not limit the amount of securities that may be issued under it and provides that debt securities may be issued in one or more series. The senior debt securities will have the same rank as all of our other indebtedness that is not subordinated. The subordinated debt securities will be subordinated to our senior debt on terms set forth in the applicable prospectus supplement. In addition, the subordinated debt securities will be effectively subordinated to creditors and preferred stockholders of our subsidiaries. Our Board of Directors will determine the terms of each series of debt securities being offered. This prospectus contains only general terms and provisions of the debt securities. The applicable prospectus supplement will describe the particular terms of the debt securities offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of debt securities being offered, as well as the complete note agreements and/or indentures that contain the terms of the debt securities. Forms of indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of debt securities being offered will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

Warrants

We may offer warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue the warrants by themselves or together with common stock, preferred stock or debt securities, and the warrants may be attached to or separate from any offered securities. Any warrants issued under this prospectus may be evidenced by warrant certificates.  Warrants may be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. Our Board of Directors will determine the terms of the warrants. This prospectus contains only general terms and provisions of the warrants. The applicable prospectus supplement will describe the particular terms of the warrants being offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of warrants being offered, as well as the complete warrant agreements that contain the terms of the warrants. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

Units

We may offer units consisting of our common stock or preferred stock, debt securities and/or warrants to purchase any of these securities in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units. This prospectus contains only a summary of certain general features of the units. The applicable prospectus supplement will describe the particular features of the units being offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

RISK FACTORS

An investment in our securities involves a high degree of risk. This prospectus contains, and the prospectus supplement applicable to each offering of our securities will contain, a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in this prospectus and the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as amended, and any updates described in our Quarterly Reports on Form 10-Q, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities.

FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any statements in this prospectus and any accompanying prospectus supplement about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “believe,” “will,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” and “would.” For example, statements concerning financial condition, possible or assumed future results of operations, growth opportunities, industry ranking, plans and objectives of management, markets for our common stock and future management and organizational structure are all forward-looking statements. Forward-looking statements are not guarantees of performance. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement.

You should read this prospectus and any accompanying prospectus supplement and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect.  You should assume that the information appearing in this prospectus and any accompanying prospectus supplement is accurate as of the date on the front cover of this prospectus or such prospectus supplement only.  Because the risk factors incorporated herein by reference could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements.  Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.  New factors emerge from time to time, and it is not possible for us to predict which factors will arise.  In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  We qualify all of the information presented in this prospectus and any accompanying prospectus supplement, and particularly our forward-looking statements, by these cautionary statements.

USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus for general corporate purposes, including the development and commercialization of our products, research and development, general and administrative expenses, license or technology acquisitions, and working capital and capital expenditures. We may also use the net proceeds to repay any debts and/or invest in or acquire complementary businesses, products, or technologies, although we have no current commitments or agreements with respect to any such investments or acquisitions as of the date of this prospectus. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. Pending use of the net proceeds, we intend to invest the proceeds in short-term, investment-grade, interest-bearing instruments.

Each time we offer securities under this prospectus, we will describe the intended use of the net proceeds from that offering in the applicable prospectus supplement. The actual amount of net proceeds we spend on a particular use will depend on many factors, including, our future capital expenditures, the amount of cash required by our operations, and our future revenue growth, if any. Therefore, we will retain broad discretion in the use of the net proceeds.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock, together with any additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of our common stock and the preferred stock that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our common stock and preferred stock, please refer to our amended and restated certificate of incorporation, as amended and our bylaws that are incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any applicable prospectus supplement. The terms of these securities may also be affected by Delaware General Corporation Law (the “DGCL”). The summary below and that contained in any applicable prospectus supplement or any related free writing prospectus are qualified in their entirety by reference to our amended and restated certificate of incorporation, as amended, and our bylaws.

As of the date of this prospectus, our authorized capital stock consisted of 50,000,000 shares of common stock, $0.00001 par value per share, and 15,000,000 shares of preferred stock, $0.00001 par value per share. Our Board may establish the rights and preferences of the preferred stock from time to time. As of April 29, 2020, there were 17,290,835 shares of our common stock issued and outstanding and no shares of Preferred Stock issued and outstanding.

Common Stock

We are authorized to issue up to a total of 50,000,000 shares of common stock, par value $0.00001 per share. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of our common stock have no cumulative voting rights. All shares of common stock offered hereby will, when issued, be fully paid and nonassessable, including shares of common stock issued upon the exercise of common stock warrants or subscription rights, if any.

Further, holders of our common stock have no preemptive or conversion rights or other subscription rights. Upon our liquidation, dissolution or winding- up, holders of our common stock are entitled to share in all assets remaining after payment of all liabilities and the liquidation preferences of any of our outstanding shares of preferred stock. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our Board of Directors out of our assets which are legally available. Such dividends, if any, are payable in cash, in property or in shares of capital stock.

The holders of a majority of the shares of our capital stock, represented in person or by proxy, are necessary to constitute a quorum for the transaction of business at any meeting. If a quorum is present, an action by stockholders entitled to vote on a matter is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, with the exception of the election of directors, which requires a plurality of the votes cast.

Preferred Stock

Our board of directors has the authority, without further action by the stockholders, to issue up to 15,000,000 shares of preferred stock in one or more series and to fix the designations, powers, preferences, privileges, and relative participating, optional, or special rights as well as the qualifications, limitations, or restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, and liquidation preferences, any or all of which may be greater than the rights of the common stock. Our board of directors, without stockholder approval, can issue convertible preferred stock with voting, conversion, or other rights that could adversely affect the voting power and other rights of the holders of common stock. Preferred stock could be issued quickly with terms calculated to delay or prevent a change of control or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock, and may adversely affect the voting and other rights of the holders of common stock. At present, we have no plans to issue any shares of preferred stock following this offering.

Anti-Takeover Effects of Provisions of Our Charter Documents

Our certificate of incorporation provides for our board of directors to be divided into three classes serving staggered terms. Approximately one-third of the board of directors will be elected each year. The provision for a classified board could prevent a party who acquires control of a majority of our outstanding voting stock from obtaining control of our board of directors until the second annual stockholders meeting following the date the acquirer obtains the controlling stock interest. The classified board provision could discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us and could increase the likelihood that incumbent directors will retain their positions. Our certificate of incorporation provides that directors may be removed with cause by the affirmative vote of the holders of a majority of the voting power of all of our outstanding stock or without cause by the affirmative vote of the holders of at least 66 and 2/3% of the voting power of all of our outstanding stock.

Our certificate of incorporation provides that certain amendments of our certificate of incorporation and amendments by our stockholders of our bylaws require the approval of at least 66 and 2/3% of the voting power of all of our outstanding stock. These provisions could discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of our company and could delay changes in management.

Our certificate of incorporation also provides that, unless we consent in writing to an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders, any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or DGCL, our certificate of incorporation or our bylaws or any action asserting a claim that is governed by the internal affairs doctrine, in each case subject to the Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein and the claim not being one which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery or for which the Court of Chancery does not have subject matter jurisdiction. This exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. This forum selection provision may limit our stockholders’ ability to bring a claim in a judicial forum that they find favorable for disputes with us or our directors, officers, employees or agents, which may discourage such lawsuits against us and our directors, officers, employees and agents even though an action, if successful, might benefit our stockholders.

Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors. At an annual meeting, stockholders may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors. Stockholders may also consider a proposal or nomination by a person who was a stockholder at the time of giving notice and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the notice requirements of our bylaws in all respects. The bylaws do not give our board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting of our stockholders. However, our bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Our bylaws provide that a special meeting of our stockholders may be called only by our Secretary and at the direction of our board of directors by resolution adopted by a majority of our board of directors. Because our stockholders do not have the right to call a special meeting, a stockholder could not force stockholder consideration of a proposal over the opposition of our board of directors by calling a special meeting of stockholders prior to such time as a majority of our board of directors, the chairperson of our board of directors, the president or the chief executive officer believed the matter should be considered or until the next annual meeting provided that the requestor met the notice requirements. The restriction on the ability of stockholders to call a special meeting means that a proposal to replace our board of directors also could be delayed until the next annual meeting.

Our bylaws do not allow our stockholders to act by written consent without a meeting. Without the availability of stockholder action by written consent, a holder controlling a majority of our capital stock would not be able to amend our bylaws or remove directors without holding a stockholders’ meeting.

Anti-Takeover Effects of Delaware Law

We are subject to the provisions of Section 203 of the DGCL, or Section 203. Under Section 203, we would generally be prohibited from engaging in any business combination with any interested stockholder for a period of three years following the time that this stockholder became an interested stockholder unless:

●	prior to this time, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers, and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	at or subsequent to such time, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 and 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Under Section 203, a “business combination” includes:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder, subject to limited exceptions;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Limitations on Liability, Indemnification of Officers and Directors and Insurance

We are governed by the DGCL. Section 145 of the DGCL provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was or is an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that such person’s conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

Our amended and restated bylaws authorize the indemnification of our officers and directors, consistent with Section 145 of the DGCL.

Reference is made to Section 102(b)(7) of the DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends of unlawful stock purchase or redemptions or (iv) for any transaction from which a director derived an improper personal benefit.

We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

We also maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

Listing

Our common stock is listed on The Nasdaq Capital Market under the trading symbol “HYRE.”

Transfer Agent and Registrar

Our Transfer Agent and Registrar is VStock Transfer, LLC whose address is 18 Lafayette Place, Woodmere, NY 11598.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements or free writing prospectuses, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. As of the date of this prospectus, we have no outstanding registered debt securities. Unless the context requires otherwise, whenever we refer to the “indentures,” we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue any senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue any subordinated debt securities under the subordinated indenture and any supplemental indentures that we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture and any supplemental indentures applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indentures that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our Board of Directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title;

●	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depositary will be;

●	the maturity date;

●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place where payments will be made;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	provisions for a sinking fund purchase or other analogous fund, if any, including the date, if any, on which, and the price at which we are obligated, pursuant thereto or otherwise, to redeem, or at the holder’s option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	whether the indenture will restrict our ability or the ability of our subsidiaries, if any, to:

●	incur additional indebtedness;

●	issue additional securities;

●	create liens;

●	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

●	redeem capital stock;

●	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

●	make investments or other restricted payments;

●	sell or otherwise dispose of assets;

●	enter into sale-leaseback transactions;

●	engage in transactions with stockholders or affiliates;

●	issue or sell stock of our subsidiaries; or

●	effect a consolidation or merger;

●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

●	a discussion of certain material or special United States federal income tax considerations applicable to the debt securities;

●	information describing any book-entry features;

●	the applicability of the provisions in the indenture on discharge;

●	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms under which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities (including securities of a third party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or other securities (including securities of a third party) that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;

●	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise, and the time for payment has not been extended;

●	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

We will describe in each applicable prospectus supplement any additional events of default relating to the relevant series of debt securities.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default arises due to the occurrence of certain specified bankruptcy, insolvency or reorganization events, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

The indentures will provide that if an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture, or that the trustee determines is unduly prejudicial to the rights of any other holder of the relevant series of debt securities, or that would involve the trustee in personal liability. Prior to taking any action under the indentures, the trustee will be entitled to indemnification against all costs, expenses and liabilities that would be incurred by taking or not taking such action.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and such holders have offered reasonable indemnity to the trustee or security satisfactory to it against any loss, liability or expense or to be incurred in compliance with instituting the proceeding as trustee; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities, or other defaults that may be specified in the applicable prospectus supplement.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

The indentures will provide that if a default occurs and is continuing and is actually known to a responsible officer of the trustee, the trustee must mail to each holder notice of the default within the earlier of 90 days after it occurs and 30 days after it is known by a responsible officer of the trustee or written notice of it is received by the trustee, unless such default has been cured or waived. Except in the case of a default in the payment of principal or premium of, or interest on, any debt security or certain other defaults specified in an indenture, the trustee shall be protected in withholding such notice if and so long as the Board of Directors, the executive committee or a trust committee of directors, or responsible officers of the trustee, in good faith determine that withholding notice is in the best interests of holders of the relevant series of debt securities.

Modification of Indenture; Waiver

Subject to the terms of the indenture for any series of debt securities that we may issue, we and the trustee may change an indenture without the consent of any holders with respect to the following specific matters:

●	to fix any ambiguity, defect or inconsistency in the indenture;

●	to comply with the provisions described above under “Description of Debt Securities — Consolidation, Merger or Sale;”

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

●	to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to provide for the issuance of, and establish the form and terms and conditions of, the debt securities of any series as provided under “Description of Debt Securities — General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

●	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

●	to add such new covenants, restrictions, conditions or provisions for the benefit of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the indenture; or

●	to change anything that does not adversely affect the interests of any holder of debt securities of any series in any material respect.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, subject to the terms of the indenture for any series of debt securities that we may issue or otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

●	extending the stated maturity of the series of debt securities;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption or repurchase of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we may elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we will deposit with the trustee money or government obligations sufficient to pay all the principal of, and any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures will provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” below for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture and is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur. However, upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest payment.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Ranking Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

The senior debt securities will be unsecured and will rank equally in right of payment to all our other senior unsecured debt. The senior indenture does not limit the amount of senior debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or together with common stock, preferred stock or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. If selected, the warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants. If applicable, we will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any applicable free writing prospectus related to the particular series of warrants that we sell under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreements and warrants may be modified;

●	United States federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

●	before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to us or the warrant agent as applicable.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

If selected, each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the units that we may offer under this prospectus.

While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Unit Agent

The name and address of the unit agent, if any, for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See “Legal Ownership of Securities.”

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not legal holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

●	how it handles securities payments and notices;

●	whether it imposes fees or charges;

●	how it would handle a request for the holders’ consent, if ever required;

●	whether and how you can instruct it to send you securities registered in your own name so you can be a legal holder, if that is permitted in the future;

●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, NY, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “— Special Situations When A Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

●	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

●	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

●	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

●	an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

●	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way;

●	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

●	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries

Special Situations When A Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

A global security will terminate when the following special situations occur:

●	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

●	if we notify any applicable trustee that we wish to terminate that global security; or

●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we, nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

●	through agents to the public or to investors;

●	to underwriters for resale to the public or to investors;

●	negotiated transactions;

●	block trades;

●	directly to investors; or

●	through a combination of any of these methods of sale.

As set forth in more detail below, the securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

We will set forth in a prospectus supplement the terms of that particular offering of securities, including:

●	the name or names of any agents or underwriters;

●	the purchase price of the securities being offered and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchanges or markets on which such securities may be listed.

Only underwriters named in an applicable prospectus supplement are underwriters of the securities offered by that prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal.  The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.  The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time.  We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the common stock for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase common stock directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act.  In addition, we may enter into derivative transactions with third parties (including the writing of options), or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on The Nasdaq Capital Market. We may elect to list any other class or series of securities on any exchange or market, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

In order to comply with the securities laws of some U.S. states or territories, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Any underwriters who are qualified market makers on The Nasdaq Capital Market may engage in passive market making transactions in the securities on The Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Sheppard, Mullin, Richter & Hampton LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of the Company as of December 31, 2019 and 2018 and for each of the two years in the period ended December 31, 2019 incorporated by reference in this Prospectus have been so incorporated in reliance on the report of dbbmckennon, an independent registered public accounting firm incorporated herein by reference, given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

You may read and copy the registration statement, as well as our reports, proxy statements, and other information, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The SEC’s Internet site can be found at http://www.sec.gov. You can also obtain copies of materials we file with the SEC from our website found at www.hyrecar.com. Information on our website does not constitute a part of, nor is it incorporated in any way, into this prospectus and should not be relied upon in connection with making an investment decision.

INCORPORATION OF DOCUMENTS BY REFERENCE

We have filed a registration statement on Form S-3 with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended. This prospectus is part of the registration statement, however the registration statement includes and incorporates by reference additional information and exhibits. The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and hereby incorporate by reference in this prospectus:

1. Our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on April 14, 2020;

2. Our Current Reports on Form 8-K (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) filed on January 14, 2020 and April 17, 2020;

3. The Company’s definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2020; and

4. The description of the Company’s common stock contained in the registration statement on Form 8-A filed with the SEC on June 26, 2018, including any amendment or report filed for the purpose of updating that description.

We also incorporate by reference all documents (other than Current Report on Form 8-K furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are subsequently filed by us with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering of the securities made by this prospectus (including documents filed after the date of the initial Registration Statement of which this prospectus is a part and prior to the effectiveness of the Registration Statement). These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as well as proxy statements.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (888) 688-6769 or by writing to us at the following address:

HyreCar Inc.

355 South Grand Avenue, Suite 1650

Los Angeles, CA 90071

(888) 688-6769

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HyreCar Inc.

Common Stock

Joint Book-Running Managers

Lake Street	Northland Capital Markets

February      , 2021